Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Endeavour Silver Corp
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	2025-05-29
Reporting Entity ESTMA Identification Number	E850912		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Elizabeth Senez				Date	2025-05-29
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Endeavour Silver Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E850912
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Federal Government of Mexico	Secretariat of the Economy			814,000					814,000	Concession Fees
Mexico	Federal Government of Mexico	Treasury Federation	8,423,000	1,006,000						9,429,000	Income Taxes, Custom Fees and Taxes; Extraordinary Mining Duties and Special Mining Duties

Additional Notes:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated at the weighted average of the exchange rates during the reporting period (MXN/USD exchange rate 0.055287)
2) All amounts have been rounded to the nearest US$1,000

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Endeavour Silver Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E850912
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	El Cubo Mine	72,000		27,000					99,000
Mexico	Bolanitos Mine	37,000	268,000	72,000					377,000
Mexico	Guanacevi Mine	7,517,000	738,000	5,000					8,260,000
Mexico	Terronera Project	248,000		352,000					600,000
Mexico	Pitarrilla Project	8,000		114,000					122,000
Mexico	Guadalupe Project	56,000		65,000					121,000
Mexico	Metales Interamericanos	58,000							58,000
Mexico	Exploration Projects	427,000		179,000					606,000
Additional Notes[3]:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated at the weighted average of the exchange rates during the reporting period (MXN/USD exchange rate 0.055287)
	2) All amounts have been rounded to the nearest US$1,000

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.